CERTIFICATE OF MERGER
                                       OF
                         ULT-I-MED HEALTH CENTERS, INC.
                              (A UTAH CORPORATION)
                                       AND
                               YOUTHLINE USA, INC.
                            (A DELAWARE CORPORATION)



         It is hereby certified that:

         1. The constituent business corporations participating in the merger herein certified are :

            (i) Ult-I-Med Health Centers, Inc., which is incorporated under the laws of the State of Utah ("Ult-I-Med"); and

            (ii) Youthline USA, Inc., which is incorporated under the laws of the State of Delaware ("Youthline").

         2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Ult-I-Med in accordance with the State of its incorporation and by Youthline the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

         3. The name of the surviving corporation in the merger herein certified is Youthline USA, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

         4. The Certificate of Incorporation of Youthline, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

         5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

                    288 Forrest Avenue
                    Lakewood, NJ  08701

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         6. A copy  of the  aforesaid  Agreement  and  Plan  of  Merger  will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

         7. The authorized capital stock of Ult-I-Med consists of 50,000,000 shares with $.001 par value.

Dated:   August 16, 1999

                                      ULT-I-MED HEALTH CENTERS, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


Dated: August 16, 1999


                                       YOUTHLINE USA, INC.


                                       By:
                                          --------------------------------------
                                           Name:
                                           Title: